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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): NOVEMBER 22, 2005

                                  ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                       of incorporation or organization)

                        Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                        (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into Material Definitive Agreement

     On November 22, 2005, Atari, Inc. (the "Company") entered into a Consulting Agreement with Ann E. Kronen, a member of the Company's Board of Directors (the "Kronen Agreement"). The term of the Kronen Agreement commences effective August 1, 2005 and ends on July 31, 2006. Pursuant to the Consulting Agreement, Ms. Kronen will provide business development and relationship management services on behalf of the Company for which she will receive a fee of $6,250 per month and reimbursement for any reasonable and pre-approved expenses incurred in connection with such services. In addition, Ms. Kronen will receive a fee of $25,000 for services previously provided in connection with the sale of the Company's Humongous Entertainment Studio. The Company paid $15,000 of that fee upon execution of the Kronen Agreement and will pay the remaining $10,000 on January 1, 2006.

     On November 23, 2005, the Company amended its Employment Agreement with Bruno Bonnell, its Chief Executive Officer, Chief Creative Officer and Chairman (the "Bonnell Amendment"). Pursuant to the Bonnell Amendment, the housing allowance to be paid to Mr. Bonnell was extended for the term of the Employment Agreement (which expires on April 1, 2009, with two automatic one year extensions thereafter, unless his employment is otherwise terminated or six months prior notice of non-renewal is given by either party), provided that Mr. Bonnell continues to serve as Chief Executive Officer of the Company. If Mr. Bonnell ceases to be the Chief Executive Officer, the housing allowance shall terminate within a reasonable period of time thereafter. The rental reimbursement portion of the housing allowance was increased to $12,200 for calendar year 2006 and for each year thereafter to such amount that is equal to or above $12,200 as is reasonable and necessary to secure appropriate housing, in accordance with then standard market conditions.

     Mr. Bonnell is also the Chairman of the Board and Chief Executive Officer of Infogrames Entertainment, S.A., the Company's majority stockholder.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ATARI, INC.


                                             By:   /s/ Diane Price Baker
                                                ----------------------------
                                                Diane Price Baker
                                                Executive Vice President and
                                                Chief Financial Officer


Date:  November 23, 2005






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